EXECUTIVE EMPLOYMENT AGREEMENT

THiS AGREEMENT is entered into as of the 31 day of December, 1999, by and between Globaltron Communications Corporation., a Delaware corporation ("Company"), and Gary Stukes, a resident of the State of New Jersey ("Executive").

                                   WITNESSETH:

WHEREAS, the Company is in the business of providing telecommunications services to domestic and international markets and the Company desires to induce Executive to enter into the employment of the Company for the period provided in this Agreement in accordance with the terms and conditions set forth below;

WHEREAS, the Company and Executive intend for Executive to utilize his management experience and reputation in the telecommunications industry to build a communications business ("Business") for the Company; and

WHEREAS, Executive wishes to be engaged and employed by the Company and the Company wishes to engage and employ Executive, on the terms provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

1. Employment. The Company hereby employs Executive as President and Chief operating officer of the Company and Executive hereby accepts employment with Company upon the terms and conditions set forth herein.

2. Term of Employment. Unless earlier terminated as hereinafter provided, the initial term of this Agreement shall begin as of the date hereof and expire on December 31, 2002 (the "Initial Term"). At the end of the Initial Term and each successive one-year extension term, Executive's employment hereunder will automatically be extended for an additional year unless either party has given the other party notice of nonextension in writing at least ninety (90) days before the end of the Initial Term or the extension term, as applicable. As used herein, "Employment Term" refers to the entire period of employment of Executive by the Company hereunder, including the Initial Term and any extension thereof. Notwithstanding the foregoing, Executive's employment hereunder may be terminated pursuant to Section 8 hereof.

3. Duties of Executive. From and after the date hereof, Executive shall use his management experience and reputation in the telecommunications industry to build the Business for the Company (provided, however, this Agreement shall remain in full force and effect regardless of whether the Business is effectuated). Executive shall serve as the President and Chief Operating Officer of the Company; Executive's duties shall be the usual and customary duties of a chief operating officer and, consistent with the foregoing, shall include such duties as are reasonably related to the potential Business and other additional operations of the Company as determined from time to time by the board of directors of the

Company. Executive shall devote his full time and energy to the business, affairs and interests of the Company and shall use reasonable best efforts and abilities in performing his duties. Executive shall not serve as an officer, director, agent or employee of any other business enterprise without the written approval of the board of directors of the Company; provided, however, Executive may make and manage personal business investments of his choice and, in doing so, may serve (provided such activities do not significantly interfere or conflict with the performance of his duties hereunder) as an officer, director, agent or employee of entities and business enterprises that are related to such personal business investments. Further, Employee may serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, without seeking or obtaining the written approval of the Company, provided such activities and services do not significantly interfere or conflict with the performance of his duties hereunder.

4. Compensation of Executive.

4.1 Salary. The Company shall pay Executive during the Employment Term an annual base salary. The annual base salary for the portion of the Initial Term ending December 31, 2000 shall be $276,000. The annual base salary for each additional calendar year constituting a portion of the Employment Term shall be increased by 7 1/2/% over the salary of the prior year. All salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

4.2 Benefits. In addition to salary and other compensation contained in this Agreement, during the Employment Term, Executive shall be entitled to the benefits of such insurance plans, hospitalization plans, retirement plans, pension and/or profit sharing plans, management bonus plans and other employee fringe benefits (including sick leave, sick pay, disability benefits and three weeks vacation time) as shall generally be provided to the executive officers of the Company and for which Executive may be eligible under the terms and conditions thereof.

4.3 Expenses. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with the performance of Executive's duties hereunder, upon presentation to the Company by Executive of an itemized accounting of such expenses with reasonable supporting data. Company will provide a premium class automobile for the use of Executive.

4.4 Market Cap Bonus Incentive. As an incentive for employment and Executive playing a key role in the Company's high performance growth plan, Executive shall receive a bonus based upon the growth in the Company's public market capitalization ("Market Cap") value, such that the bonus (the "Market Cap Bonus") shall be an amount that equals two (2%) percent of the excess of the Ending Market Cap over the Beginning Market Cap for each of the following periods (subject to reduction for decreases in Market Cap, as set forth below):

       --------------------------------------------------------------------------------------------------------------------
                                                           Beginning Market Cap            Ending Market Cap
       --------------------------------------------------------------------------------------------------------------------
       Initial Period (January 4, 2000 through December       $150,000,000.00         average closing price of Company's
       31, 2000)                                                                      stock for the last twenty
                                                                                      (20) trading days in year 2000 and
                                                                                      the first twenty (20) trading days
                                                                                      in year 2001 multiplied by the
                                                                                      number of outstanding common shares
                                                                                      of the Company on December 31,2000
       --------------------------------------------------------------------------------------------------------------------
       First Year (January 1, 2001 through December 31,       Ending Market Cap       average closing price of
       2001)                                                  for Initial Long        Company's stock for the last
                                                                    Period            twenty (20) trading days in year
                                                                                      2001 and the first twenty (20)
                                                                                      trading days in year 2002
                                                                                      multiplied by the number of
                                                                                      outstanding common shares of the
                                                                                      Company on December
                                                                                      31, 2001
       --------------------------------------------------------------------------------------------------------------------
       Second Year (January 1, 2002 through December 31,        Ending Market Cap     average closing price of
       2002)                                                    for First Year        Company's stock for the last
                                                                                      twenty (20) trading days in year
                                                                                      2002 and the first twenty (20)
                                                                                      trading days in year 2003
                                                                                      multiplied by the number of
                                                                                      outstanding common shares of the
                                                                                      Company on December
                                                                                      31, 2002
       --------------------------------------------------------------------------------------------------------------------

         The payment of the Market Cap Bonus attributable to the Initial Period shall be made at the end of the First Year; provided, however, if the Market Cap declines during the First Year (the Ending Market Cap for the First Year is less than the Beginning Market Cap for the First
         Year),
the payment for the Initial Period shall be reduced by two (2%) percent of such decline. Thereafter, beginning with the calculation of the Market Cap Bonus attributable to the First Year, one-half (1/2) of the Market Cap Bonus for the year just ended shall be payable when the calculation is made (no later than February 15), with the other one-half (1/4 being deferred until the end of the ensuing calendar year, at which time it will be paid (after reduction by an amount equal to two (2%) percent of any decrease in Market Cap for such year). Although no Market Bonus shall be payable for the Fourth Year (January 1, 2003 through December 31, 2003), the foregoing calculations shall be effectuated for such Fourth Year, and one-half of the Market Bonus attributable to the Third Year shall be reduced by an amount equal to two percent (2%) of any decrease in Market Cap for such Fourth Year. Notwithstanding any provisions to the contrary set forth above, for purposes of calculating the Market Cap Bonus, any increase in Market Cap during any of the applicable periods shall be reduced:

(i) by the subscription price received by the Company in exchange for any equity securities (or debt or other instruments convertible into equity securities) issued by the Company during such period; and

(ii) the value of all equity securities (or debt or other instruments convertible into equity securities) issued by the Company during such period in connection with acquisitive transactions, utilizing the market value of the Company's stock on the date of such acquisitive transaction for purposes of such calculation.

Payment and satisfaction of the Market Cap Bonus shall be made in cash or in the form of Company stock, at the Board of Directors discretion

5. Incentive Warrants. The Company shall grant and deliver to Executive, as additional incentive hereunder, warrants for up to 500,000 shares of capital common stock of the Company (the "Incentive Warrants"), which shall be exercisable in amounts up to 166,666 shares per year based upon the degree of achievement by the Company) of revenue and EBITDA goals for calendar years 2000, 2001, and 2002 (the "Performance Goals"). The number of shares for which the Incentive Warrants may be exercised shall range from an aggregate as summarized below:

                2000                                      2001                             2002
                ----                                      ----                             ----

                        Exercisable                             Exercisable                       Exercisable
Revenue                  Shares           Revenue                 Shares        Revenue           Shares
-------                  ------           -------                 ------        -------           -----------
$90M or greater          83,333           $116M or greater        83,333     $157M or greater     83,333

EB1TDA                                    EBITDA                                EBITDA
------                                    ------                                ------
$5M or better            83,333           $16M or better          83,333     $27M or better       83,333



The Performance Goals and the form of Incentive Warrants are attached hereto and made a part hereof as Exhibit A.

6. Confidentiality/Noncompete Covenants

6.1 Confidential Information and Trade Secrets. During the period Executive is employed by the Company hereunder and for a period of one (1) year after such employment terminates for any reason whatsoever (or, in the case of trade secrets, for so long as the information in question remains a trade secret), Executive shall not, without the prior written consent of the Company (except as may be required by law), directly or indirectly, divulge, disclose or publish to any person or entity, or reproduce or use in any way, except only as required for the benefit of the Company in carrying out Executive's duties to the Company pursuant to this Agreement, any confidential information concerning the Business or any trade secrets of the Company ("Confidential Information"). Executive shall return any reproductions of Confidential Information to the Company immediately upon termination of Executive's employment with the Company for any reason whatsoever, Confidential Information includes, but is not limited to, processes, policies, procedures, techniques, designs, drawings, know-how, technical information, specifications, products, computer programs (including, but not limited to, computer programs developed, improved or modified by Executive for or on behalf of the Company for use in the Business), systems, methods of operation, customer lists, customer information, solicitation leads, marketing and advertising materials and methods and manuals and forms, all of which pertain to the Business. Confidential Information does not include any confidential information or trade secret which (i) is available in published print or otherwise known to the public, unless published or made known as a result of acts or omissions of Executive, (ii) is not treated in a confidential manner by the Company; or (iii) is lawfully obtained by Executive in writing from a third party who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company.

6.2 Covenant Not to Solicit, In consideration for the following covenant, the executive shall be paid a consulting fee for one year to transition his duties based on the same rate of pay as contained in section 4.1. During the period Executive is employed by the Company hereunder and for a period one (1) year after such employment terminates for any reason whatsoever, Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm or entity --

(a) solicit, divert or attempt to divert from the Company the telecommunications services business of, any person, firm or entity for which the Company provided telecommunications services at any time during the period of twelve (12) months immediately preceding the time of such solicitation, diversion or attempt to divert and with whom Executive had significant contact during Executive's engagement with the Company; or operate the same line of business in which the Company is operating.

(b) solicit or induce, or in any manner attempt to solicit or induce, any person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company and whether or not such employment is at will.

Executive acknowledges that the Company has conducted and expects to conduct the Business throughout the world (the "Territory") and that the Company expects that during the aforesaid period, Company will continue to expand the Business throughout the Territory and that this expectation is realistic; that Executive shall be engaged in the Business, in the capacity described herein, with respect to the Company's activities throughout the Territory; and that because of Executive's association with the Company and Executive's knowledge of confidential information and trade secrets of the Company, the Business and the Company's other activities would be seriously and irreparably harmed if Executive were to solicit customers or employees of the Company in the manner prohibited above.

6.3 Injunction. etc. As any breach by either party of any of the covenants contained in this Agreement would result in irreparable injury to either party, and as the damages arising out of any such breach would be difficult to ascertain, each party agrees that, in addition to all other remedies provided by law or in equity, the other party shall be entitled to an injunction against any such breach, whether actual or contemplated, and each party may withhold any and all sums otherwise due the other party so long as such a breach exists. If either party takes any action at law or in equity to enforce its rights under this Agreement, then in addition to any other relief to which each party may be entitled, such party shall be entitled to reasonable attorneys' fees, costs and necessary expenses incurred in connection therewith.

6.4 Severability. The covenants contained in Sections 6.1 and 6.2 hereof are separate and severable. The unenforceability of any one or more of any such covenants shall not render unenforceable any other covenants. Moreover, each of such covenants shall be construed as an agreement independent of any other provision of this Agreement; therefore, no claim, demand, action or cause of action which Executive may have against the Company under this Agreement (or otherwise) shall constitute a defense to the enforcement by the Company of any of such covenants. Should any provision hereof be declared unenforceable by a court of competent jurisdiction, the parties request that such court modify such provision in a manner consistent with the intent of this Agreement so that it shall be enforceable as modified (in the case of Sections 6.1 and 6.2 hereof, enforceable to the greatest extent, in the largest territory and for the longest duration as may be permitted by law).

7. Intellectual Property.

7.1 Owned by Globaltron Communications Corporation. Executive hereby represents and warrants that Globaltron Communications Corporation owns, free and clear of all liens, charges, licenses or restrictions whatsoever, all of Executive's prior right, title and interest in and to (a) all trademarks and any and all goodwill associated therewith logos, designs, patents, patent applications, trade secrets, know-how, confidential information, copyrights, inventions, devices, processes, rights of authorship, plans, products, ideas, or any other intellectual property that has been developed, used or is usable in the Business, and (b) all rights under all written or oral contracts, understandings, agreements, and all records, files, correspondence, computer tapes, discs, programs and related data processing software, invoices, customer lists, investor lists, business records and plans and other data used or employed by Executive or usable by Executive in the operation of the Business (the "Transferred Property").

7.2 Executive Works. All writings, tapes, recordings, computer programs, drawings, designs and other works in any tangible medium of expression, regardless of the form, to which Executive contributes, in connection with his providing of services for the Company (collectively the "Executive Works"), and all copyrights and other rights, titles and interests whatsoever in and to the Executive Works, are hereby transferred, conveyed, assigned and delivered solely, irrevocably, exclusively, and throughout the world to the Company. Executive agrees to execute such further grants, assignments and other documents as the Company from time to time may reasonably request for the purpose of evidencing, enforcing, registering or defending the Company's complete, exclusive, perpetual and world-wide ownership of the Executive Works, including, without limitation, the copyrights therein. Executive represents and warrants that he will not assign, pledge, or in any other manner sell or transfer any right, title, interest or claim that concerns or otherwise relates to the Executive Works. Without limiting the preceding provisions of this section, Executive acknowledges that the Company may edit, modify, use, publish and exploit the Executive Works in any medium or media and in such manner as the Company in its sole discretion may determine. Upon demand of the Company in writing, Executive shall affix upon all Executive Works and on all copies thereof, prepared in print, tape, disk or any other medium of expression, and on all boxes, reels, cartridges, cassettes or other containers containing any Executive Works, the copyright notice of the Company in the following form:

(C)Copyright [year of the date of first creation] Globaltron Communications Corporation, as an unpublished work. All rights reserved. The information contained herein includes information which is confidential and proprietary to Globaltron Communications Corporation, and may not be used or disclosed without the prior written consent of Globaltron Communications Corporation

7.3 Power of Attorney. Executive hereby constitutes and appoints the Company as his agent and attorney-in-fact, with full power of substitution, in his name, place and stead, to execute and deliver any and all assignments or other instruments described in Sections 7.1 and 7.2 above that he fails or refuses promptly to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

7.4 Use of Trademarks, Service Marks, Logos, Trade names. During the course of the performance of his duties hereunder, the Company may authorize and/or require Executive to use certain of the Company's trademarks, trade names, service marks or logos (including those trademarks, trade names, service marks and logos assigned hereunder). Executive shall not directly or indirectly use all or any part of the Company's trademarks, trade names, service marks or logos that may now or hereafter be owned or used by the Company, except in accordance with this Agreement and in the manner and to the extent that the Company may expressly consent in writing. Executive shall upon termination or expiration of this Agreement without renewal delete and discontinue use of any trademarks, trade names, service marks or logos owned by the Company, and shall not thereafter use any name, title or expression in connection with any business in which Executive may thereafter be engaged which so nearly resembles any trademark, trade name, service mark or logo, or part thereof, owned or used by the Company as may be likely to lead to confusion or uncertainty on the part of the public. Executive hereby expressly disclaims any right, title or interest in or to any such trademarks, trade names, service marks or logos regardless of whether said trademarks, trade names, service marks or logos are affixed to sales or promotional materials, product packaging or otherwise with the approval of the Company, and such disclaimer shall survive the termination or non-renewal of this Agreement. Executive shall not, either during the term of this Agreement or at any time thereafter, claim any ownership rights in or seek to register any trademarks, trade names, service marks or logos owned or used by the Company.

8. Termination of Employment.

8.1 Termination By Company. The Company may terminate Executive's employment at any time without "Cause" by giving Executive written notice of termination at least thirty (30) days prior to the effective date thereof. The Company may terminate Executive's employment at any time for "Cause", as hereinafter defined, the effective date of which may be immediate. Subsequent to the effective date of termination, except as set forth in Section 8.4 hereof, the Company shall have no continuing obligation to make payments for salary, bonuses or benefits. For the purposes of this Agreement, "Cause" means (a) continued neglect or breach of duties by Executive for ten (10) days after written notice from the Company's board of directors of such neglect or breach of duties, specifying in reasonable detail the neglect or breach, has been given to Executive, or (b) acts of dishonesty or moral turpitude that are materially detrimental to the Company, or (c) egregious and willful misconduct by Executive in connection with his employment, or the continued intentional abuse of the Company's customers or employees, or (d) final conviction of a felonious crime, or (e) repeated instances of drug or alcohol abuse or unauthorized absences during scheduled work hours; in addition, in order to effectuate a termination for "Cause," the Company shall deliver to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board of Directors of the Company at a meeting called and held for that purpose, after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before such Board of Directors, such resolution finding that in the good faith opinion of the Board of Directors, "Cause" exists with respect to Executive, as defined above.

8.2 Termination by Death or Disability. If Executive dies or suffers a Disability during the Employment Term and, at the date of death or Disability, his employment with the Company otherwise has not been terminated pursuant to this Section 8, Executive's employment with the Company shall terminate effective as of the date of death or determination of Disability. For purposes of this Agreement, "Disability" means a physical or mental impairment that can be expected to result in Executive's death or that has lasted for a continuous period of three months and then reasonably appears to be permanent and renders or is expected to render Executive unable satisfactorily to meet the requirements of his customary employment, as determined by the Company in good faith on the basis of medical evidence satisfactory to the Company.

8.3 Termination by Executive for Resignation Cause. Executive may terminate his employment hereunder by giving the Company written notice thereof upon the occurrence of a Change in Control (as defined below), or the occurrence of any of the following events and the Company's refusal to satisfactorily resolve any written objection made by Executive with respect to such event (any one of which is defined herein as "Resignation Cause"):

(a) The assignment to Executive of any duties which are inconsistent with Executive's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of Executive from such position and responsibility or the significant reduction of Executive's duties and responsibilities;

(b) A reduction by the Company of the salary of Executive as in effect immediately prior to such reduction; or

(c) A material reduction in the kind or level of Executive's benefits to which Executive is entitled immediately prior to such reduction with the result being that Executive's overall benefits package is significantly reduced;

(d) The Company's failure to pay or otherwise satisfy its obligations pursuant to Section 4 of this Agreement.

A "Change in Control" means: (i) an event or series of events within a six (6) month period which have the effect of any "person" as such term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") becoming the "beneficial owner" as defined in Rule 1 3d-3 pursuant to the Exchange Act, directly or indirectly, of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's then outstanding stock; or (ii) all or substantially all of the assets of the Company are sold, conveyed or otherwise transferred or assigned to a party which is not an affiliate of the Company and, subsequent to such transaction, the Company does not continue with the Business.

8.4 Compensation after Termination.

(a) If the Company terminates the Executive's employment hereunder other than for Cause or if employment terminates as a result of the Executive's death, Disability or Resignation Cause, as set forth in Sections 8.2 or 8.3 above, then the Company shall have the following obligations:

(i) the Company shall continue to pay to the Executive (or the Executive's personal representative) the Executive's base salary then in effect for the life of the contract following the effective date of termination, together with all benefits to which the Executive would be entitled pursuant to Sections 4.2 and
4.3 hereof had Executive's employment continued during such six (6) month period;

(ii) the Company shall honor and perform pursuant to the terms and conditions of the Incentive Warrants granted hereunder; and

(iii) the Company shall honor and pay Executive's Market Cap Bonus pursuant to the terms and conditions set forth in Section 4.4 hereof; provided, however, the Executive shall have no right to any Market Cap Bonus attributable to any calendar years subsequent to the then current calendar year in which termination of employment occurs, and the Market Cap Bonus attributable to the calendar year during which termination of employment occurs shall be prorated so as to correspond to the fraction of such year that the Executive was employed by the Company.

(b) If the Company terminates the Executive for Cause or if Executive terminates employment without Resignation Cause, then the following shall be applicable:

(i) the Company shall have no further obligation to pay Executive any salary, bonus, compensation or other benefits hereunder subsequent to the effective date of termination;

(ii) Executive shall have no further right to and the Company shall have no further obligation to pay any Market Cap Bonus hereunder attributable to the calendar year during which employment terminates or any subsequent calendar year; and

(iii) except to the extent that the Performance Goals have already been achieved at the time of termination, the Incentive Warrants shall, upon the effective date of termination, become null and void and shall not thereafter be exercisable in any respect.

9. Indemnification and Insurance.

9.1 Indemnification. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law for the protection of officers, directors or other corporate agents. Without limitation of the foregoing, the Company shall indemnify Executive against and hold Executive harmless from all expenses reasonably incurred by Executive in defending any claim, action or proceeding to which he may be entitled to indemnity pursuant to law including, without limitation, the investigation, defense, settlement or appeal of any such claim or action, to which the Executive is a party or threatened to be made a party by reason of the fact that Executive is or was an officer or director of the Company or is or was serving at the request of the Company as an officer, director or agent of any other company or entity. In connection therewith, Executive shall furnish the Company an undertaking to repay such amount if it is ultimately determined that Executive is not entitled to be indemnified by the Company. The indemnification provisions herein shall not be deemed exclusive of any other rights to which Executive may be entitled under any bylaws, agreements, articles of incorporation, stockholder agreements or otherwise.

9.2 Insurance. So long as Executive serves as an officer or director of the Company and thereafter so long as Executive shall be subject to any possible claim or action by reason of the fact that Executive is or was an officer or director of the Company or is or was serving at the request of the Company as an officer, director or agent of any other company or entity, the Company shall obtain and maintain in full force and effect directors' and officers' insurance in amounts to provide secure coverage from established and reputable insurers. Such policy shall be maintained in such manner as to provide Executive the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Executive is a director, or of the Company's officers, if Executive is not a director of the Company but is an officer.

10. Miscellaneous.

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and constitutes the entire agreement between the parties with respect thereto. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Failure or delay of either party to insist upon compliance with any provision hereof will not operate and is not to be construed as a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, executors and personal representatives, but neither this Agreement nor any rights hereunder shall be assignable by Executive. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Any notices to be given hereunder by either party to the other shall be in writing and shall be delivered by hand, sent by overnight courier, or by registered or certified mail, postage prepaid with return receipt requested. Mailed notices and notices sent by overnight courier shall be addressed to the parties at the addresses appearing at the end of this Agreement, but each party may change his or its address by written notice in accordance with this Section. Notices delivered personally shall be deemed given when received; mailed notices shall be deemed given as of the third day following deposit in the United States mail; and notices sent by overnight courier shall be deemed given as of the next business day following delivery to an overnight courier service. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to its conflicts of laws principles.

IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the date first above written.

Company:

GLOBALTRON COMMUNICAT1ONS
CORPORATION

By:
Name/Title:                             [CORPORATE SEAL]

Address:    100 North Biscayne, Miami, FL

EXECUTIVE: G.P. STUKES


/s/  G.P. STUKES
-----------------------------(Seal)

Address:    61 Winay Terrace, Long Valley, NJ 07853

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL RE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT ThAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER TIlE 1933 ACT AND SUCH STATE SECURITIES LAWS.

                           CONDITIONAL STOCK AGREEMENT

                   FOR UP TO 500,000 SHARES OF COMMON STOCK OF

                      GLOBALTRON COMMUNiCATIONS CORPORATION

          THIS CERTIFIES that, for value received, Gary P. Stukes, (tile "Holder"), is entitled to purchase from Globaltron Communications Corporation, a Delaware corporation (the "Company"), at the times set forth herein a designated number of shares as set forth herein (the "Shares") of fully paid and nonassessable capital common stock of the Company, par value $.0001 (the "Common Stockt1). The purchase price per Share (the "Share Price") is $1.00. Securities issuable upon exercise of this Warrant and the price payable therefore may be subject to adjustment from time to time as hereinafter set forth. The number of Shares for which this Warrant may be exercised shall depend upon the achievement by the Company of Performance Goals, as more further set forth on Exhibit A titled Executive Employment Contract attached hereto and made a part hereof.

         1. Exercise and Payment - Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof, subject to the exercisability provisions set forth on Exhibit A hereto, at any time on or prior to December 1, 2007 by presentation and surrender of this Warrant to the principal offices of the Company, together with the Purchase Form annexed hereto, and a subscription agreement substantially identical to the one customarily utilized by the Company at that time, duly executed, and accompanied by payment to the Company of an amount equal to the Share Price multiplied by the number of Shares as to which this Warrant is then being exercised. The Holder of this Warrant shall be deemed to be a shareholder of the Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Shares as to which the exercise is being made. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant, substantially identical to this Warrant, evidencing the rights of the Holder thereof to purchase the balance of the Shares purchasable hereunder as to which the Warrant has not been exercised.

          2. Agreement of Holder. The Holder acknowledges that this Warrant is unregistered and accordingly that it will not be transferred or sold except pursuant to an effective registration statement under the 1933 Act, or an exemption therefrom and in compliance with all state securities laws. Moreover, any transfer of Shares obtained by Holder in exercise of this Warrant is subject to the requirement that such securities are registered under the 1933 Act and applicable state securities laws or are exempt from registratiOn under such laws.

         3. Adjustments. Securities issuable upon exercise of this Warrant and the Share Price shall be subject to adjustment from time to time as follows:

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

                  (a) Reorganization, Merger. etc. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another person is effected in such a way that holders of shares of Common Stock receive stock, securities or assets with respect to or in exchange for their shares, then provision shall be made, in accordance with this Section 3, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant Agreement and in addition to or in exchange for, as applicable, the Shares subject to this Warrant such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or transfer.

                  (b) Stock Dividends, etc. In addition to those adjustments set forth in Section 3(a), but without duplication of the adjustments to be made under such Section, if the Company:

         (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

         (iv) makes a distribution on its Common stock in shares of its capital stock other than Common Stock; and/or

         (v) issues, by reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Shares or other securities of the Company (such other securities thereafter enjoying the rights of Shares under this Warrant) that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.

                   (c) Share Price Adjustment. Simultaneously with all adjustments to the number and/or kind of securities or property to be issued in connection with the exercise of this Warrant, as set forth above, the Share Price will also be appropriately adjusted so that at all times the Holder would not pay more or less than the aggregate purchase price to exercise this Warrant in full immediately after such adjustment as the Holder had to pay immediately prior to such adjustment.

         4. No Voting Rights. This Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         5. Warrants Transferable. Subject to the provisions of Section 2, at the principal offices of the Company by the holder hereof, upon surrender of this Warrant properly endorsed and execution by such transferee of an employment contract with the Company.

          6. Loss, Theft, Destruction, Etc. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Shares which may be subscribed for and purchased hereunder.


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         7. Legends: Investment Representations. Any certificate evidencing the securities issued upon exercise of this: Warrant shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

         8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant. The Holder shall pay all taxes in connection with such issuance and delivery of the Warrants and the Shares, The Company shall maintain books for the registration and transfer of the Warrant.

         9. Descriptive Headings and Governing Law. The descriptive headings of the Sections of this Warrant are inserted for convenience of and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of Florida, and the rights of the parties shall be governed by the law of such State.

         IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the day of 12/31, 1999. COMPANY:

Globaltron Communications Corporation:







/s/ GARY P. STUKES
----------------------------
CEO


By,  GARY P. STUKES

HOLDER

__________________________(Seal)


Signature Page to Incentive Warrants


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